Exhibit 1.1

8,000,000 Shares

CIBER, Inc.

Common Stock

UNDERWRITING AGREEMENT

February 19, 2009

Roth Capital Partners, LLC

  As Representative of the Underwriters named in Schedule I hereto

24 Corporate Plaza

Newport Beach, CA 92660

Ladies and Gentlemen:

CIBER, Inc. a Delaware corporation (“Company”), proposes to issue and sell to the Underwriters (as defined below) an aggregate of 8,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”).

It is understood that, subject to the conditions hereinafter stated, an aggregate of 8,000,000 shares of the Common Stock (the “Firm Securities”) will be sold to the underwriters named in Schedule I hereto (individually, the “Underwriter” and collectively, the “Underwriters”) in connection with the offering and sale (the “Offering”) of such Firm Securities.  Roth Capital Partners, LLC shall act as the representative (the “Representative”) of the Underwriters.  In addition, as set forth below the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 2, an aggregate of up to 1,000,000 additional shares of the Common Stock (the “Optional Securities”).  The Firm Securities and the Optional Securities are hereinafter called the “Securities.”

This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

1.             Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-155663) (the “Registration Statement”), including any related preliminary prospectus or prospectuses, for the registration of the Securities and other securities of the Company (including the Securities) under the Securities Act of 1933 (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  At the time of filing the Registration Statement and as of the date of this Agreement, the Company met the requirements for use of Form S-3 under the 1933 Act for a primary offering. The prospectus contained in the Registration Statement at the time it was declared effective is referred to herein as the “Base Prospectus.”  The Registration Statement was declared effective on January 8, 2009.  The Registration Statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the 1933 Act, including all documents incorporated or deemed incorporated by reference therein and any information deemed to be a part thereof and included in the Registration Statement pursuant to Rule 430B (the “Rule 430B Information”) under the 1933 Act (“Rule 430B”) or the Securities Exchange Act of 1934, as amended (the “1934 Act”), is included herein in the term the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (“Rule 462(b)”) is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each preliminary prospectus supplement to the Base Prospectus, together with the Base Prospectus, that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence (together with all documents incorporated or deemed incorporated therein by reference) is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof, together with the Base Prospectus, in accordance with the provisions of Rule 430B and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus supplement, together with the Base Prospectus, in the form first furnished to the Underwriter to confirm sales of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or the 1934 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the 1933 Act Regulations.  The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the 1933 Act Regulations.  The term “Disclosure Package” as used herein shall mean the Prospectus together with the Issuer Free Writing Prospectuses identified in Schedule II hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  The Preliminary Prospectus, if any, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with the Offering has been and will be identical to the respective versions thereof transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

(b)           Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Securities for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.  The Preliminary Prospectus at its date of issue and as of 7:00 a.m. Eastern Standard Time on the date following the date hereof (the “Initial Sale Time”), the Registration Statement at each effective date and the Initial Sale Time, and the Prospectus and any amendments or supplements thereto or to the Registration Statement when they are filed with the Commission or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Regulations.  The Registration Statement as amended and supplemented, as of the applicable effective date and at the Initial Sale Time, does not contain or will not contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.  Neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Disclosure Package nor any supplement thereto, at the Initial Sale Time, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 11 hereof).  There is no contract, agreement, understanding or arrangement, whether written or oral, or document required by applicable law or regulation to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.  The documents incorporated by reference in the Disclosure Package or the Prospectus at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations adopted by the Commission thereunder (the “1934 Act Regulations”).  Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Initial Sale Time and at each Closing Date, the Disclosure Package and the Prospectus did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           The Company is eligible to use Issuer Free Writing Prospectuses in connection with the Offering pursuant to Rules 164 and 433 of the 1933 Act.  Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act

Regulations has been, or will be, timely filed with the Commission in accordance with the requirements of the 1933 Act Regulations.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act Regulations, including but not limited to legending and recordkeeping requirements.  Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to any Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the Offering, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  The Company filed the Registration Statement with the Commission before using any Free Writing Prospectus.  The Company has satisfied and will satisfy the conditions of Rule 433 of the 1933 Act Regulations such that any electronic road show need not be filed with the Commission.

(d)           The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.  The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the filing date of the Registration Statement (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Common Stock has been registered pursuant to Section 12(g) of the 1934 Act.

(e)           The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative have reasonably requested for each of the Underwriters.

(f)            The Company has not distributed and will not distribute, prior to the later of the Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule II hereto or the Registration Statement.

(g)           Ernst & Young LLP, whose report appears in the Registration Statement, the Base Prospectus included in the Disclosure Package and the Prospectus, are independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

(h)           The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries on the basis stated therein at the dates indicated or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein, and the selected and summary financial data and other financial data included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with such financial statements and the books and records of the Company as of the dates indicated therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(i)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties or results of operations of the Company and its Subsidiaries considered as a whole) (“Material Adverse Effect”).

(j)            Each Subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership or other similar power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary of the Company organized as a corporation, and all ownership interests of each of the Subsidiaries of the Company not organized as a corporation, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company and its subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(k)           This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the indemnification and contribution provisions set forth in this Agreement may not be enforceable under federal securities laws and (ii) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights and the application of principles of equity may limit the enforceability of this Agreement.

(l)            The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus.

(m)          The shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(n)           The Securities have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscript for or purchase securities of the Company.  There are no restrictions upon the voting or transfer of the Securities under the Company’s certificate of incorporation or by-laws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(o)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree, naming the Company or any Subsidiary or to which any of the properties of the Company or any Subsidiary is subject, of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have already been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the Offering.

(p)           Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or similar governing documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

(q)           There are no legal or governmental actions or proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in the Prospectus and actions and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement.

(r)            The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) are in compliance with any provisions of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or the rules and regulations promulgated thereunder and (v) are in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or noncompliance with ERISA or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with compliance by the Company and its Subsidiaries with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s)           The Company and the Subsidiaries have filed all material federal, state, local and foreign income tax returns which the Company reasonably believes are required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. The Company has no knowledge of any tax deficiency that has been or might be asserted against the Company that would have a Material Adverse Effect.

(t)            Since the last date as of which information is given in the Prospectus, as it may be amended or supplemented, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not occurring in the ordinary course of business, other than general economic and industry conditions, changes in the ordinary course of business and changes or transactions described or contemplated in the Prospectus, and there has not been any material definitive agreement entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Prospectus, as it may be amended or supplemented. None of the Company or its Subsidiaries has any material contingent obligations which are not disclosed in the Prospectus, as it may be amended or supplemented.

(u)           Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange or as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(v)           To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders except as otherwise disclosed in writing to the Representative.

(w)          The Company and each of its Subsidiaries carry, or are covered by, insurance, including self insurance, in such amounts as is customary in the industry.

(x)            The Company is not, and after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y)           The Company has established and maintained disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) that are adequate and effective to perform the functions for which they were established and designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.

(z)            The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(aa)         To the best knowledge of the Company, except as set forth in the Prospectus, the Company and its Subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other intellectual property which are material to the business of the Company and its Subsidiaries, taken as a whole, and, except as set forth in the Prospectus, none of the Company or any of its Subsidiaries have received any notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets or other intellectual property which are reasonably expected, individually or in the aggregate, to cause a Material Adverse Effect, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole; and the inventions, products or processes referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or patent, or any invention, product or process which is the subject of a patent application known to the Company, which is reasonably expected to cause a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(bb)         Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all appropriate federal, state, local or foreign governmental or regulatory authorities and self regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)         There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its

Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Subsidiaries, except as otherwise disclosed in the Prospectus and except for (i) options granted pursuant to the Company’s Equity Incentive Plan, Director Stock Compensation Plan and CIBER, Inc. 2004 Incentive Plan in effect as of the date hereof and (ii) shares issued or to be issued pursuant to the Company’s Employee Stock Purchase Plan in effect as of the date hereof.

(dd)         There is no existing or threatened labor dispute or organizational effort by the employees of the Company or any of its Subsidiaries or, to the knowledge of the Company, any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or its Subsidiaries that is reasonably expected to cause a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business or operatic of the Company and its Subsidiaries, taken as a whole.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsels to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.             Purchase of the Securities by the Underwriters.

(a)           Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $2.60 per share, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 7 hereof.  The Underwriters agree to offer the Firm Securities to the public as set forth in the Prospectus.

(b)           In addition, subject to the terms and conditions herein set forth and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities, all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price per Share set forth above.  Optional Securities shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities.  No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

3.             Delivery of and Payment for Securities.  Delivery of and payment for the Firm Securities to be purchased by the Underwriters from the Company shall be made at the offices of Roth Capital Partners, LLC (or such other place as mutually may be agreed upon), on the third full

Business Day following the date hereof or, if the pricing of the Firm Securities occurs after 4:30 p.m., New York City time, on the fourth full Business Day thereafter, or at such other date as shall be determined by the Representative and the Company (the “First Closing Date”).

The option to purchase Optional Securities granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from the Representative.  Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representative, when the Optional Securities are to be delivered (the “Option Closing Date”).  Delivery and payment for such Optional Securities is to be at the offices set forth above for delivery and payment of the Firm Securities.  (The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates”.)

                    Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.             Covenants.  The Company covenants and agrees with each Underwriter as follows:

(a)           The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(b)           The Company, subject to Section 4(a), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, or any 462(b) Registration Statement, or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed part thereof or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Offering and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)           The Company has furnished or will deliver to the Representative and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (i) notify the Representative of such event, (ii) promptly prepare and file with the Commission, subject to Section 4(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus and (iv) furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)           The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(h)           The Company shall make generally available to its securityholders, in the manner contemplated by Rule 158(b) under the 1933 Act, as soon as practicable an earning statement which will comply with Section 11(a) of the 1933 Act.

(i)            During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file, or cause to be filed, any registration statement or prospectus under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock or other securities granted pursuant to the Company’s Equity Incentive Plan, Director Stock Compensation Plan, CIBER, Inc. 2004 Incentive Plan or Employee Stock Purchase Plan as in effect as of the date hereof, (D) the issuance of any shares of Common Stock (which may be registered on Form S-4 under the 1933 Act) to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such business or to employees of such businesses in connection with such acquisitions, (E) any rights issued under any shareholder rights plan adopted by the Company as of the date hereof, or (F) any registration statements on Form S-3 or Form S-4 under the 1933 Act filed to replace the Company’s existing but expiring universal shelf and acquisition shelf registration statements on such forms, respectively.

(j)            The Company shall cause its directors and officers to furnish to the Representative, on or prior to the date of this Agreement, a “Lock-Up Agreement”, in the form attached hereto as Schedule III.

(k)           The Company shall apply the net proceeds of the sale of the Securities in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(l)            The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          The Company will use its best efforts to have the Securities listed on the New York Stock Exchange.

(n)           Whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriters of the Securities, (B) all fees and expenses (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters’ Questionnaires, Underwriters’ Powers of Attorney, Blue Sky Memoranda, the Agreement Among Underwriters and Selected Dealer Agreements, (C) all filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Securities for sale under state securities laws as provided in Section 4(g) hereof, (D) the filing fee of FINRA and any applicable reasonable expenses of counsel for the Underwriters in connection with a review of the offering by FINRA, (E) any applicable listing fees incurred in connection with the listing of the Securities on the NYSE, (F) the cost of printing certificates representing the Securities, (G) the cost and charges of any transfer agent or registrar and (H) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise provided for in this Section.  It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.  If the sale of the Securities provided for herein is not consummated by reason of acts of the Company pursuant to Section 8(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled, unless the failure to perform the agreement or fulfill the condition is due to the default or omission of any Underwriter, the Company shall reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

5.             Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representative.  A prospectus supplement containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).  Any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b)           On each Closing Date, the Representative shall have received the favorable opinion of the General Counsel the Company, dated as of such Closing Date, with respect to the matters referenced in Exhibit A-1.

(c)           On each Closing Date, the Representative shall have received the favorable opinion and negative assurance letter of Hogan & Hartson L.L.P., counsel for the Company, dated as of such Closing Date, with respect to the matters referenced in Exhibit A-2.

(d)           On each Closing Date the Representative shall have received the favorable opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel for the Representative, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(e)           There shall have been furnished to the Representative a certificate of the Company, dated as of each Closing Date and addressed to the Representative, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending or, to their knowledge, contemplated;

(iii)          Any and all filings required by Rules 424, 430A, 430B and 430C under the 1933 Act have been timely made;

(iv)          The signers of said certificate have carefully examined the Registration Statement and the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Package and the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the 1933 Act Rules and Regulations that has not been so filed; and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed;

(vi)          Since the respective date of which information is given in each of the Registration Statement, Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business by strike, fire, flood, explosion, accident or other calamity (whether or not insured), or from any labor dispute or court or governmental action, order or decree, or has become a party to or the subject of any litigation, which is material to the Company or its Subsidiaries taken as a whole; and

(vii)         Except as disclosed in each of the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in each of the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Effect or any development involving or that may reasonably be expected to involve a prospective Material Adverse Effect; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock.

(f)            On the date hereof, and on each Closing Date, the Representative shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Representative, on behalf of the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received additional conformed copies of such accountants’ letter for each of the other Underwriters).

(g)           The Securities shall have been duly authorized for listing on the New York Stock Exchange.

(h)           The Lock-Up Agreements between the Representative and the officers and directors of the Company in the form attached hereto as Schedule III shall be in full force and effect on each Closing Date.

(i)            On or before each Closing Date, the Representative and counsel for the Representative shall have received such information, certificates, and documents as they may reasonably request.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters.  The Company shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Option Closing Date, as the case may be, by the Representative.  Any such cancellation shall be without liability of the Underwriters to the Company.  Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

6.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act against any loss, claim, damage or liability, joint or several, as incurred, to which such Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433 under the 1933 Act or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each

Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by such Underwriter, its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, its directors, officers, employees and each person, if any who controls the Company within the meaning of the 1933 Act or the 1934 Act against any loss, claim, damage or liability, joint or several, as incurred, to which the Company may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative shall have the right to employ counsel to represent it and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in the Representative’s reasonable judgment, based upon the advice of counsel, it is advisable for the Representative and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company, but in no event shall the Company be liable for fees and expenses for more than one counsel (in addition to any local counsel) separate from their own counsel, for all indemnified parties.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have.

7.             Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non- defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities set forth opposite its name in Schedule I hereto purchasable by it pursuant to the terms of Section 2.  If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Securities.  If the non- defaulting Underwriters or the other underwriters satisfactory to the Representative do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(o) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the other underwriters satisfactory to the Representative are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representative or the Company may postpone the First Closing Date for up to five full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary.

8.             Effective Date and Termination.

(a)           This Agreement shall become effective upon execution and delivery.

(b)           Until the First Closing Date, this Agreement may be terminated by the Representative by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on its part to be performed hereunder unless the failure to perform any agreement is due to the default or omission by any Underwriter, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) trading or quotation in any of the Company’s securities shall have been suspended, or limitations on prices (other than limitations on hours or days of trading) shall have been made, by the Commission or by the New York Stock Exchange or other regulatory body of governmental authority having jurisdiction; (v) a general banking moratorium shall have been declared by Federal or New York authorities; (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (vii) there shall have been any material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, makes it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(o) or 6 hereof.

Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

(c)           This Agreement may also be terminated as provided in Section 7 hereof.

9.             Survival of Indemnities, Contribution, Warranties and Representations.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

10.          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:                                                                           Roth Capital Partners, LLC

As Representative of the Several Underwriters
24 Corporate Plaza
Newport Beach, California 92660
Facsimile:  (949) 720-7227
Attention:  Adam Gurewitz

with a copy to:                                                                                                                 Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Facsimile: (949) 725-4100
Attention: Michael E. Flynn, Esq.

If to the Company:                                                                                             CIBER, Inc.
6363 South Fiddler’s Green Circle, Suite 1400
Greenwood Village, Colorado 80111
Facsimile: (303) 267-3899
Attention: Peter Cheesbrough

with a copy to:                                                                                                                 Hogan & Hartson

One Tabor Center

1200 17th Street, Suite 1500

Denver, Colorado 80202

Facsimile (303) 899-7333

Attention:  Paul Hilton

11.          Information Furnished by Underwriters.  The statements set forth under the caption “Underwriting” in the table in the first paragraph concerning the number of shares each Underwriter has agreed to purchase and in the paragraphs concerning sales by the Underwriters to the public at the offering price and to dealers at such price less a concession and sales by the Underwriters to discretionary accounts in any preliminary prospectus and the Prospectus, constitute the only written information furnished by or on behalf of any Underwriter referred to in paragraphs (b) of Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

12.          Parties.  This Agreement is made solely for the benefit of the Underwriters, the Company, any officer, director or controlling person referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement.  The term “successors and assigns,” as used in this Agreement, shall not include any purchaser of any of the Securities from the Underwriters merely by reason of such purchase.

13.          Definition of “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “Subsidiary” has the meaning set forth in Rule 1-02(w) under Regulation S-X under the rules and regulations of the Commission.

14.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

15.          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

Please confirm, by signing and returning to us two (2) counterparts of this Agreement, that the Representative is acting on behalf of itself and the Underwriters and that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

CIBER, Inc.

By:	/s/ Mac Slingerlend
Name:	Mac Slingerlend
Title:	President and Chief Executive Officer

Confirmed and accepted as of the date first above mentioned:

Roth Capital Partners, LLC,
As Representative of the Several Underwriters named in Schedule I hereto

By:	/s/ Aaron Gurewitz
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated February 19, 2009

Underwriter	Number of Firm Securities to be Purchased

Roth Capital Partners LLC	6,400,000
Kaufman Bros., L.P.	1,600,000
8,000,000

SCHEDULE II

Issuer Free Writing Prospectus

SCHEDULE III

Form of Lock-Up Agreement

[Date]

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Ladies and Gentlemen:

The undersigned understands that you, as an Underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CIBER, Inc., a Delaware corporation (the “Company”), providing for the purchase by you of shares (the “Securities”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company, and the reoffer by you of the Securities to the public (“Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without your prior written consent (which consent may be withheld in your sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 90 days following the date of the final prospectus supplement used in to be used in confirming the sale of the Securities relating, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned by the undersigned; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth above shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the granting or exercise of options or stock purchase rights pursuant to the Company’s stock option and stock purchase plans, whenever granted; provided that the underlying shares of Common Stock issued to any person who has delivered a Lock-Up Agreement shall continue to be subject to the restrictions contained in the immediately preceding paragraph or such Lock-Up Agreement, as applicable; and (b) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company’s stock option plans, stock purchase plans or agreements in effect on the date hereof, or approved by the Board of Directors and/or stockholders before the date hereof; provided that the shares of Common Stock or options to purchase shares of Common Stock issued to the Company’s directors and executive officers shall be subject to the restrictions contained in this Lock-Up Agreement.

Notwithstanding anything in this Lock-Up Agreement to the contrary, the undersigned shall have the right on the date that is 30 days after the date of the prospectus supplement that is filed with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) until the date that is 90 days after the date of the Prospectus Supplement to transfer (or enter into a transaction or device that is designed to, or could be expected to, result in a transfer) or publicly disclose the intent to transfer, without your prior written consent, shares of Common Stock (in one or more transactions), provided that (i) the aggregate number of shares transferred (or subject to a transaction or device that is designed to, or could be expected to, result in a transfer) or that are publicly disclosed to be intended to be transferred pursuant to this paragraph during the term of this Lock-Up Agreement by the undersigned shall not exceed 20,000 shares, and (ii) the aggregate number of shares transferred (or subject to a transaction or device that is designed to, or could be expected to, result in a transfer) or that are publicly disclosed to be intended to be transferred pursuant to this paragraph during the term of this Lock-Up Agreement by the undersigned, together with all other persons subject to similar Lock-Up Agreements entered into with you in connection with the Offering, shall not exceed 150,000 shares.

Notwithstanding anything in this Lock-Up Agreement to the contrary, the undersigned may transfer its shares of Common Stock (i) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and/or a charity, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as a pledge to secure a loan from a recognized financial institution, provided the pledge agrees to be bound by the terms of this Lock-Up Agreement, or (iv) with your prior written consent.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is (i) a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation or (ii) a limited partnership, the limited partnership may transfer the capital stock of the Company to its limited partners, provided that in either such case, it shall be a condition to the transfer that each transferee execute an agreement stating that such transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of any such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a sale or disposition of the Common Stock even if such Common Stock would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Offering is not consummated prior March 31, 2009, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Print Name:

Print Title:

Signature:

EXHIBIT A-1

Form of Opinion of Company General Counsel

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A-1

EXHIBIT A-2

Form of Opinion and Negative Assurance Letter of Hogan & Hartson

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